Exhibit 99.1

NEWS RELEASE

Contact: Katrina Rymill

650.965.6154 or krymill@cybersource.com

CyberSource Announces Second Quarter 2009 Financial Results

Reports record revenue of $62.9 million and record transaction volume of 579 million;

Signs a record 38,000 new customers in quarter;

Raises guidance for Net Income and EPS.

MOUNTAIN VIEW, Calif. – July 23, 2009 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its second quarter ended June 30, 2009.

•	Second quarter revenue was $62.9 million, a 13% increase compared to $55.7 million in the same period the previous year.

•

On a GAAP basis, net income for the second quarter of 2009 was $2.2 million and earnings per share was $0.03, compared to net loss of ($45,000) and breakeven earnings per share in the second quarter of 2008.

•

Non-GAAP net income for the second quarter was $13.8 million, a 22% increase compared to $11.3 million for the second quarter of 2008. Non-GAAP earnings per share for the second quarter was $0.19, a 19% increase compared to $0.16 earnings per share for the second quarter of 2008. Non-GAAP net income excludes stock-based compensation expense, the non-cash portion of the tax provision, depreciation and amortization expense, and certain non-recurring items. A reconciliation of certain historical GAAP to non-GAAP measures is attached.

•

During the second quarter, CyberSource processed a record 579 million billable transactions, a 29% increase over the same period the previous year. The value of transactions processed was $28.6 billion, a 4% increase over Q2 2008.

•	CyberSource signed a record 38,000 new customers in the quarter, increasing the installed base to approximately 273,000 active customers.

“Our very strong results this quarter reflect our continued market share gains, our successful expansion internationally, and the resilience of the eCommerce market in a difficult economy. Despite economic headwinds, we processed record transaction volumes of 579 million, a 29% increase over the prior year, and increased customer signups by 47% over the prior year. I am very pleased with how both our small business and enterprise businesses are performing. Our significant growth in transaction volumes and new customer signups clearly demonstrates that our value proposition is resonating with customers,” said Bill McKiernan, Chairman and Chief Executive Officer of CyberSource. “The strong growth in transaction volumes helped increase our GAAP gross margin by 300 basis points to 54% in the second quarter of 2009, compared to the second quarter of 2008, and we ended the quarter with $80.7 million in net cash.”

Business Highlights

•

Customers: CyberSource added approximately 38,000 new customers in the quarter, bringing its installed base of customers to approximately 273,000. New enterprise customer wins this quarter include: Air Jamaica, Charming Shoppes, LexisNexis, PayDay Advance Loans, and Tata Communications. Existing customers that added new services or renewed agreements during the quarter include: AF Services, Columbia Sportswear USA Corporation, PC Connection, RSA Security, and Thompson and Company.

•

International: CyberSource continues to drive strong growth outside the U.S. CyberSource’s European operations processed a record 146.3 million transactions in the second quarter, an increase of 67% over the same period last year. The Company’s European business is comprised of revenue generated by customers domiciled outside the US, and represented about 7% of revenue in the second quarter.

•

Global acquiring: CyberSource generated $19.3 million of global acquiring revenue during the second quarter, up 2% over the immediately preceding quarter. CyberSource added approximately 850 new acquiring customers during the quarter, and now has approximately 5,900 global acquiring customers.

•

Channel Partners: CyberSource’s partner program of over 4,300 resellers and affiliate partners continues to be a major driver for small business leads, and provides a broad base of partners selling CyberSource services every day. In the second quarter, CyberSource signed over 400 new ISO and affiliate resellers.

Stock Buyback

During the second quarter, we did not repurchase any shares of our common stock.

Guidance for the third quarter and full year 2009

CyberSource is providing guidance for the third quarter of 2009 and full year 2009 based on information available as of July 23, 2009. We assume no duty to update these numbers at any time.

For the third quarter ending September 30, 2009:

•	Total revenue is expected to be between $63.5 and $64.0 million.

•	The company expects to process between 580 and 585 million billable transactions.

•

GAAP gross profit is expected to be approximately $33.4 million, while GAAP operating expenses are expected to be approximately $31.8 million. The company expects to record GAAP net income in the third quarter of approximately $1.0 million and $0.01 earnings per share based on a weighted average share count of 73 million shares.

•	Non-GAAP net income for the third quarter is expected to be approximately $12.8 million and non-GAAP earnings per share to be $0.18 based on a weighted average share count of 73 million shares.

For the full year 2009:

•	Total revenue for 2009 is expected to be between $260.0 and $263.0 million, compared to prior guidance of between $258.0 and $263.0 million.

•	GAAP net income for 2009 is expected to be between $6.5 and $7.0 million, compared to prior guidance of between $5.3 and $5.8 million.

•

GAAP earnings per share is expected to be between $0.09 and $0.10 per share, based on a weighted average share count of 73 million shares, compared to prior guidance of between $0.07 and $0.08 per share.

•

Non-GAAP net income for the full year 2009 is expected to be between $54.0 and $55.0 million, compared to prior guidance of $52.5 and $54.0 million. Non-GAAP earnings per share is expected to be between $0.74 and $0.75, based on a weighted average share count of 73 million shares, compared to prior guidance of between $0.72 and $0.74.

Public call/web cast details

CyberSource will host a public conference call today, July 23, 2009 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the second quarter results. The call can be accessed in either of the following ways:

Live conference call

888-585-4496 (U.S. and Canada), 706-634-9580 (local and international). The call’s conference ID number is: 19225636. A taped replay of this call will be available through October 31, 2009. The dial-in numbers for the taped replay are: 800-642-1687 (U.S.) 706-645-9291 (local and international). Conference ID is as above.

Live web cast

http://ir.cybersource.com/events.cfm

A replay of this web cast will remain available at this location through October 31, 2009.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Approximately 273,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average.

The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States including Bellevue, Washington and American Fork, Utah. For more information on CyberSource please visit www.cybersource.com or email info@cybersource.com. For more information on Authorize.Net small business solutions, please visit www.authorize.net or email sales@authorize.net.

GAAP versus non-GAAP Results and Guidance

In addition to financial results presented on a GAAP basis, the company has provided non-GAAP measures of gross profit, operating expenses, net income and earnings per share, which are adjusted to exclude certain non-cash items. For purposes of this release, non-GAAP gross profit, operating expenses, net income and earnings per share exclude stock based compensation expense under SFAS 123R, the non-cash portion of the income tax provision, depreciation and amortization expense, and certain non-recurring items. A reconciliation of these historical GAAP to non-GAAP measures is attached with the financial statements. The company believes that presentation of non-GAAP financial measures may provide investors with additional meaningful and relevant financial information. Management believes the non-GAAP measures help indicate trends in the company’s business, and management uses the non-GAAP measures to plan and forecast future periods. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP measures. The company does not provide guidance for certain financial measures such as depreciation and stock-based compensation expense, and, as a result, is not able to provide a reconciliation of GAAP and non-GAAP financial measures for forward-looking data. The company intends to calculate the various non-GAAP financial measures in future periods consistent with the methodology used in the three months ended June 30, 2009, as presented in this release.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements regarding expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) strength of the second quarter results reflecting continued market share gains; (2) performance of the small and enterprise businesses; (3) significant growth in transaction volumes and new customer signups demonstrating that the Company’s value proposition is resonating with customers; (4) continuing to drive strong growth outside the U.S.; (5) the partner program continuing to be a major driver for small business leads; (6) financial guidance including, without limitation, those regarding revenue, transaction volume, gross profit, operating expenses, net income, and earnings per share. There is no assurance that any forward-looking statement will be realized. Achievement of future results is subject to risks, uncertainties, and potentially inaccurate assumptions. These risks and uncertainties include, among others, those discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in CyberSource’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q as well as the consolidated financial statements, related Notes, and the other financial information appearing elsewhere in those reports and other CyberSource filings with the Securities and Exchange Commission. The factors that could cause actual results to differ materially from the forward-looking statements include risks and uncertainties such as: changes in Generally Accepted Accounting Principles and the application thereof; changes in customer needs; the risks of failures, disruptions or illiquidity in the national and global banking, credit and financial systems and the impact of those risks on CyberSource’s business; the risk of the economy, in general, and online economy, in particular, slowing down; security breaches; new products and services offerings by CyberSource and its competitors; and any unforeseen system failures. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. Readers should bear this in mind when considering forward-looking statements. CyberSource undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

© 2009 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. All other brands and product names are trademarks or registered trademarks of their respective companies.

CyberSource Corporation

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues	$62,889	$55,659	$123,380	$109,079

Cost of revenues	29,231	27,558	57,212	53,386

Gross profit	33,658	28,101	66,168	55,693

Operating expenses:
Product development	6,612	5,863	13,066	11,110
Sales and marketing	17,602	16,927	35,156	33,557
General and administrative	5,997	5,786	12,977	11,288

Total operating expenses	30,211	28,576	61,199	55,955

Income (loss) from operations	3,447	(475)	4,969	(262)
Other income (loss), net	(14)	92	(32)	239
Interest income	74	364	207	758

Income (loss) before income taxes	3,507	(19)	5,144	735

Income tax provision	1,326	26	1,953	247

Net income (loss)	$2,181	$(45)	$3,191	$488

Basic net income per share	$0.03	$—	$0.05	$0.01

Diluted net income per share	$0.03	$—	$0.05	$0.01

Weighted average number of shares used in computing basic net income per share	69,228	69,217	69,105	69,014

Weighted average number of shares used in computing diluted net income per share	71,745	72,223	70,861	71,907

Non-GAAP Financial Metrics:
Gross profit	$36,929	$31,048	$72,434	$61,418
Operating expenses	$22,264	$20,202	$44,715	$39,509
Net income	$13,818	$11,290	$26,398	$22,804
Basic net income per share	$0.20	$0.16	$0.38	$0.33
Diluted net income per share	$0.19	$0.16	$0.37	$0.32

CyberSource Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
GAAP gross profit	$33,658	$28,101	$66,168	$55,693
Add FAS123R expense	463	407	864	747
Add depreciation expense	1,451	1,090	2,688	2,078
Add amortization of intangible assets	1,357	1,450	2,714	2,900

Non-GAAP gross profit	$36,929	$31,048	$72,434	$61,418

GAAP operating expenses	$30,211	$28,576	$61,199	$55,955
Less FAS123R expense	(2,171)	(2,185)	(4,030)	(4,037)
Less depreciation expense	(492)	(459)	(955)	(832)
Less amortization of intangible assets	(5,284)	(5,718)	(10,567)	(11,436)
Less restructuring charges	—	(12)	(932)	(141)

Non-GAAP operating expenses	$22,264	$20,202	$44,715	$39,509

GAAP net income (loss)	$2,181	$(45)	$3,191	$488
Add FAS123R expense	2,634	2,592	4,894	4,784
Add non-cash tax provision	665	14	703	145
Add depreciation expense	1,943	1,549	3,643	2,910
Add amortization of intangible assets	6,641	7,168	13,281	14,336
Add restructuring charges	—	12	932	141
Less settlement proceeds*	(246)	—	(246)	—

Non-GAAP net income	$13,818	$11,290	$26,398	$22,804

GAAP basic net income per share	$0.03	$—	$0.05	$0.01
Add FAS123R expense	0.04	0.04	0.07	0.07
Add non-cash tax provision	0.01	—	0.01	—
Add depreciation expense	0.03	0.02	0.05	0.04
Add amortization of intangible assets	0.09	0.10	0.19	0.21
Add restructuring charges	—	—	0.01	—

Non-GAAP basic net income per share	$0.20	$0.16	$0.38	$0.33

GAAP diluted net income per share	$0.03	$—	$0.05	$0.01
Add FAS123R expense	0.03	0.04	0.06	0.07
Add non-cash tax provision	0.01	—	0.01	—
Add depreciation expense	0.03	0.02	0.05	0.04
Add amortization of intangible assets	0.09	0.10	0.19	0.20
Add restructuring charges	—	—	0.01	—

Non-GAAP diluted net income per share	$0.19	$0.16	$0.37	$0.32

*	In May 2009, CyberSource received approximately $246,000 as consideration for dismissing a lawsuit that CyberSource filed against VeriSign, Inc. in June 2008.

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2009	December 31, 2008
Assets

Current assets:
Cash and cash equivalents	$93,053	$73,292
Accounts receivable, net	17,659	18,251
Prepaid expenses and other current assets	7,144	5,310
Deferred income taxes	2,635	2,635

Total current assets	120,491	99,488

Property and equipment, net	19,141	16,188
Intangible assets, net	116,362	129,643
Goodwill	289,278	289,278
Non-current deferred income taxes	20,027	20,512
Other non-current assets	2,818	2,539
Restricted cash	1,516	1,548

Total assets	$569,633	$559,196

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$662	$588
Funds due to merchants	12,306	12,162
Other accrued liabilities	14,057	18,272
Deferred revenue	5,545	4,519
Accrued restructuring	1,179	847

Total current liabilities	33,749	36,388

Deferred revenue, less current portion	1,092	996
Other non-current liabilities	1,291	1,099
Accrued restructuring, less current portion	900	832
Other non-current tax liabilities	1,986	1,928

Total liabilities	39,018	41,243

Total stockholders’ equity	530,615	517,953

Total liabilities and stockholders’ equity	$569,633	$559,196

CyberSource Corporation

Consolidated Statements of Cash Flows

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2,181	$(45)	$3,191	$488
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization expense	6,641	7,168	13,281	14,336
Depreciation expense	1,943	1,549	3,643	2,910
Income on investment in joint venture	(109)	(49)	(219)	(99)
Stock-based compensation	2,634	2,592	4,894	4,784
Changes in operating assets and liabilities:
Accounts receivable	799	(737)	592	(52)
Prepaid expenses and other current assets	(658)	(228)	(1,834)	(182)
Deferred income taxes	522	(227)	485	—
Other non-current assets	24	(93)	(28)	(67)
Accounts payable	(210)	63	74	655
Accrued liabilities	(568)	2,513	(3,623)	(53)
Funds due to merchants	277	(272)	144	575
Deferred revenues	594	194	1,122	763
Other non-current tax liabilities	29	44	58	86

Net cash provided by operating activities	14,099	12,472	21,780	24,144

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,145)	(2,173)	(6,596)	(5,274)

Net cash used in investing activities	(4,145)	(2,173)	(6,596)	(5,274)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	2,693	3,685	3,560	5,386
Tax benefit from employee stock options	114	—	161	—

Net cash provided by financing activities	2,807	3,685	3,721	5,386
Effect of exchange rate changes on cash	1,104	(23)	856	(3)

Increase in cash and cash equivalents	13,865	13,961	19,761	24,253
Cash and cash equivalents at beginning of period	79,188	50,685	73,292	40,393

Cash and cash equivalents at end of period	$93,053	$64,646	$93,053	$64,646